Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke
Director, Investor Relations
(281) 492-5370
DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
FIRST QUARTER 2006 RESULTS
Houston, Texas, April 26, 2006 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the first quarter of 2006 of $145.3 million, or $1.06 per share on a diluted basis, compared with net income of $30.1 million, or $0.23 per share on a diluted basis, in the same period a year earlier. Revenues for the first quarter of 2006 were $447.7 million, compared with revenues of $258.8 million for the first quarter of 2005.
The improvement in operating results reflects record-high average dayrates and rig utilization for the Company’s entire fleet. For the first quarter of 2006, fleet-wide marketed utilization of our rigs averaged approximately 97%, compared to approximately 91% during the first quarter of 2005. Currently, approximately 88% of our fleet is contracted or committed in 2006 and about 56% of our fleet is contracted or committed in 2007. Additionally, we are continuing to build backlog into 2008, 2009 and 2010, with a total of approximately 68 rig years contracted or committed. This backlog is expected to result in maximum total revenue of approximately $5 billion over the life of those contracts, and compares with about $1 billion in backlog revenue at this time a year ago.
Larry Dickerson, President and Chief Operating Officer, noted, “The entire market remains robust, and virtually all of the fundamental market conditions that defined 2005 appear to remain in place for 2006. We are confident in our market position and our ability to participate in future market improvements.”
Diamond Offshore provides contract drilling services to the energy industry around the globe and is a leader in deepwater drilling. Commitments represent Letters of Intent that are subject to customary conditions, including the execution of a definitive agreement. Maximum contract revenue stated above assumes 100% rig utilization. Generally, rig utilization rates approach 95-98% during contracted periods; however, utilization rates can be adversely impacted by additional downtime due to unscheduled repairs, maintenance and weather.
As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its first quarter 2006 earnings release conference call. The live broadcast of our quarterly conference call will be available online at www.diamondoffshore.com on April 26, 2006, beginning at 9:00 a.m. Central Daylight Savings Time. The online replay will follow immediately and continue for the remainder of the first calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements concerning existing contracts, commitments and backlog, fleet enhancements, access to new markets, future earnings, future cash flows, market conditions, future market improvements, future growth in demand for equipment types or in any region and future contracts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including, among others, the risk that full rig utilization may not be achieved during a contract period, the risk that factors outside of the Company’s control may adversely impact the amount of profit realized from a contract, the risk that the markets for the Company’s services will not continue to improve, the risk that the Company’s market position may deteriorate, or the risk that the Company may not be able to participate fully in any future market improvements. A discussion of additional risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
Contract drilling	$434,653	$250,022
Revenues related to reimbursable expenses	13,077	8,736

Total revenues	447,730	258,758

Operating expenses:
Contract drilling	174,206	148,214
Reimbursable expenses	11,291	7,335
Depreciation	49,582	45,472
General and administrative	9,941	9,473
(Gain) loss on sale of assets	(233)	258

Total operating expenses	244,787	210,752

Operating income	202,943	48,006

Other income (expense):
Interest income	8,375	5,768
Interest expense	(6,806)	(9,567)
Loss on sale of marketable securities	(194)	(1,274)
Other, net	2,373	425

Income before income tax expense	206,691	43,358

Income tax expense	(61,370)	(13,240)

Net income	$145,321	$30,118

Earnings per share:
Basic	$1.13	$0.23

Diluted	$1.06	$0.23

Weighted average shares outstanding:
Common shares	129,026	128,573
Dilutive potential common shares	9,725	9,557

Total weighted average shares outstanding	138,751	138,130

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2006	2005
REVENUES
High Specification Floaters	$164,913	$94,111
Intermediate Semisubmersibles	174,065	94,981
Jack-ups	95,675	60,704
Other	—	226

Total Contract Drilling Revenue	$434,653	$250,022

Revenues Related to Reimbursable Expenses	$13,077	$8,736

CONTRACT DRILLING EXPENSE
High Specification Floaters	$54,093	$44,034
Intermediate Semisubmersibles	86,606	75,093
Jack-ups	32,208	27,906
Other	1,299	1,181

Total Contract Drilling Expense	$174,206	$148,214

Reimbursable Expenses	$11,291	$7,335

OPERATING INCOME
High Specification Floaters	$110,820	$50,077
Intermediate Semisubmersibles	87,459	19,888
Jack-ups	63,467	32,798
Other	(1,299)	(955)
Reimbursables, net	1,786	1,401
Depreciation Expense	(49,582)	(45,472)
General and Administrative Expense	(9,941)	(9,473)
Gain (loss) on Sale of Assets	233	(258)

Total Operating Income	$202,943	$48,006

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$256,950	$842,590
Marketable securities	351,421	2,281
Accounts receivable	437,337	357,104
Rig inventory and supplies	47,601	47,196
Prepaid expenses and other	34,198	32,707

Total current assets	1,127,507	1,281,878
Drilling and other property and equipment, net of accumulated depreciation	2,405,161	2,302,020
Other assets	22,604	23,024

Total assets	$3,555,272	$3,606,922

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$269,659	$268,986

Long-term debt	969,309	977,654

Deferred tax liability	450,064	445,094

Other liabilities	67,149	61,861

Stockholders’ equity	1,799,091	1,853,327

Total liabilities and stockholders’ equity	$3,555,272	$3,606,922

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	First Quarter		Fourth Quarter		First Quarter
	2006		2005		2005
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
			(Dayrate in thousands)
High Specification Floaters	$189	96%	$181	86%	$109	96%
Intermediate Semisubmersibles	$104	98%	$81	89%	$65	83%
Jack-ups	$85	96%	$69	95%	$48	96%